UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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MONOLITHIC SYSTEM TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P

755 N. Mathilda Avenue
Sunnyvale, CA 94085

Dear Stockholder,

You are cordially invited to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Monolithic System Technology, Inc. (the “Company”), to be held on May 25, 2006, 9:30 a.m., local time, at the Company’s corporate headquarters located at 755 N. Mathilda Avenue, Sunnyvale, California 94085.

The matters expected to be acted upon at the meeting are described in detail in the following Notice of the 2006 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented and voted at the meeting. Whether you plan to attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. This will ensure your proper representation at the Annual Meeting. Returning the proxy does not deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,
/s/ CHESTER J. SILVESTRI
Chester J. Silvestri
First mailed to stockholders	Chief Executive Officer and President
on or about April 21, 2006

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

MONOLITHIC SYSTEM TECHNOLOGY, INC.
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 25, 2006

To the Stockholders of Monolithic System Technology, Inc.:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Monolithic System Technology, Inc., a Delaware corporation (the “Company”), will be held on May 25, 2006, at 9:30 a.m., local time, at the Company’s corporate headquarters located at 755 N. Mathilda Avenue, Sunnyvale, California 94085, for the following purposes:

1.        To elect seven members of our board of directors to hold office until the next Annual Meeting of Stockholders or until their respective successors have been elected or appointed. The nominees are Carl E. Berg, Tommy Eng, James D. Kupec, Chi-Ping Hsu, Wingyu Leung, Chenming Hu and Chester J. Silvestri.

2.        To approve an amendment to the Company’s certificate of incorporation to change the Company’s name from “Monolithic System Technology, Inc.” to “MoSys, Inc.”

3.        To ratify the Audit Committee’s appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

4.        To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Our board of directors has fixed the close of business on April 6, 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting. A list of such stockholders will be available for inspection at the principal office of the Company.

You are cordially invited to attend the Annual Meeting. However, to ensure that you are represented at the Annual Meeting, please register your vote as promptly as possible in accordance with the instructions set forth on the enclosed proxy card. A return addressed envelope is enclosed for your convenience. If you attend the Annual Meeting, you may vote in person even though you have returned a proxy card previously. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ CHESTER J. SILVESTRI
Chester J. Silvestri
Chief Executive Officer and President

Sunnyvale, California

April 21, 2006

MONOLITHIC SYSTEM TECHNOLOGY, INC.

755 N. Mathilda Avenue

Sunnyvale, California 94085

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the board of directors of Monolithic System Technology, Inc., a Delaware corporation (the “Company”), of proxies, in the accompanying form, to be used at the 2006Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s corporate headquarters located at 755 N. Mathilda Avenue, Sunnyvale, California 94085 on May 25, 2006, at 9:30 a.m., local time, and any adjournments of the Annual Meeting. Unless the context otherwise requires, the “Company,” “we,” “us,” and similar terms refer to Monolithic System Technology, Inc.

This Proxy Statement and the accompanying proxy card are being mailed on or about April 21, 2006 to all stockholders entitled to notice of and to vote at the Annual Meeting.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the form enclosed, received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting, will be voted at the Annual Meeting, as discussed below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock are entitled to one vote per share on all matters. To vote in person, a stockholder must attend the Annual Meeting, and then complete and submit the ballot provided at the meeting. To vote by proxy, a stockholder must either mark, sign, and date the enclosed proxy card and mail it to the Company’s transfer agent or submit a proxy electronically by using the Internet and logging on to www.eproxyvote.com/mosy/ by following the instructions provided on the proxy card. An automated system administered by the Company’s transfer agent tabulates stockholder votes submitted by proxy, and an officer of the Company will tabulate votes cast in person at the Annual Meeting.

Brokers holding shares in street name for customers have the authority to vote on certain routine matters when they have not received instructions from the beneficial owners of shares. Generally, brokers that do not receive instructions from the beneficial owners are entitled to vote on Proposal No. 1 (the election of directors),  Proposal No. 2  and Proposal No. 3 (the ratification of appointment by the Audit Committee of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the 2006 audit). Brokers holding shares in street name for customers may have authority to vote your shares in favor of Proposal No. 2 (to change the Company’s name from “Monolithic System Technology, Inc.” to “MoSys, Inc.,”), but these brokers will determine for themselves whether they have this discretionary authority.

The voting requirements for the proposals that we will consider at the Annual Meeting are as follows:

•       Election of Directors. Directors are elected by a plurality, and the seven directors who receive the most votes will be elected to our board of directors. Votes withheld will not affect the election of directors.

•       Approval tochange the Company’s name from “Monolithic System Technology, Inc.” to “MoSys, Inc.”  An affirmative vote of the holders of a majority of the shares of common stock as of the record date of the Annual Meeting is necessary for approval of Proposal No. 2 to change the Company’s name from “Monolithic System Technology, Inc.” to “MoSys, Inc.”  Abstentions and broker non votes will have the same effect as voting against the proposal.

•       Ratification of Appointment of BDO Seidman, LLP as Independent Registered Public Accounting Firm. An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting is necessary for approval of Proposal No. 3 to ratify the Audit Committee’s appointment of BDO Seidman, LLP as our independent registered public accounting firm for the audit of our fiscal 2006 financial statements. Abstentions will have the same effect as voting against the proposal.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy is properly executed or electronically submitted and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If no choice has been specified, a properly completed and timely returned or electronically submitted proxy card will be voted for our board of directors’ nominees,for Proposal No. 2 and for Proposal No. 3, which are described in detail elsewhere in this Proxy Statement. In addition, all properly completed and timely returned or electronically submitted proxy cards will be voted by the proxy in his discretion for any other matters properly and timely submitted for a vote at the Annual Meeting.

The close of business on April 6, 2006 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of our common stock at the close of business on April 6, 2006 will be entitled to notice of and to vote at the Annual Meeting. As of that date, we had 31,197,760 shares of common stock outstanding and entitled to vote. Each share of our common stock is entitled to one vote per share.

The cost of soliciting proxies, including expenses in connection with preparing and mailing of this Proxy Statement, will be borne by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, electronic facsimile transmission and other electronic means, and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such solicitation. The Company has retained Wells Fargo Shareowner Services to assist in the distribution of proxies for a fee estimated to be approximately $5,000.00 plus reasonable out-of-pocket expenses.

Copies of the Company’s 2005 annual report on Form 10-K are being mailed to stockholders with this Proxy Statement. Additional copies of the Company’s 2005 annual report on Form 10-K, excluding exhibits, may be obtained by any stockholder without charge by making a request through the Company’s website “Investor Information” pages at www.mosysinc.com or by written request addressed to: Investor Relations, Monolithic System Technology, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085.

REVOCABILITY OF PROXIES

You can revoke your proxy at any time before the voting at the Annual Meeting by sending a properly signed written notice of your revocation to the Secretary of the Company, by submitting another proxy that is properly signed and bearing a later date, by following the specified procedures for submitting a proxy electronically and changing your vote, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to Monolithic System Technology, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085, Attention: Secretary.

BOARD OF DIRECTORS

Directors

Our bylaws provide that the number of directors is determined by resolution of the board of directors until changed by approval of the stockholders or a majority of the directors. The number of directors is currently set at seven. Each director is elected to serve until the next annual meeting of stockholders, and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors at March 31, 2006 and certain information about them are set forth below.

Name	Age	Position(s) with the Company
Chester J. Silvestri	57	Chief Executive Officer, President and Director
Wingyu Leung	51	Executive Vice President, Chief Technical Officer and Director
Carl E. Berg(1)(2)	68	Director
Tommy Eng(1)(3)	48	Director
Chi-Ping Hsu(2)(3)	51	Director
James D. Kupec(1)(2)(3)	51	Director
Chenming Hu	58	Director

(1)          Member of Audit Committee

(2)          Member of Compensation Committee

(3)          Member of Technology Strategy Committee

Chester J. Silvestri,   Mr. Silvestri was appointed our Chief Executive Officer and President, effective July 26, 2005, and a member of our board of directors. Mr. Silvestri held the position of Chief Executive Officer, President and a member of Board of Directors at Ceva, Inc., a leading provider of licensable digital signal processor (DSP) cores and platform-level IP, from June 2003 to May 2005 and also served as Chairman of Ceva’s Board of Directors from February 2004 to May 2005. From January to May 2003, Mr. Silvestri was a private investor and previously, from 1999 to 2002, Mr. Silvestri held the position of Chief Executive Officer of Arcot Systems, a developer of credit card authentication software. Mr. Silvestri also has served as Chief Operating Officer of Tripath Technology, Inc., President of the Microelectronic Division of SUN Microsystems, Inc., and Vice President and General Manager of the Technology Licensing division of MIPS Computer Systems, Inc. Since June 2003, Mr. Silvestri has served as a member of the board of directors of Magma Design Automation, Inc. Mr. Silvestri earned his bachelor of science and master of science degrees in electrical engineering from Michigan State University and his MBA from the Harvard Graduate School of Business.

Wingyu Leung.   Dr. Leung has served as our Executive Vice President, Engineering, and Chief Technical Officer and as a member of our board of directors since April 1992. Dr. Leung also served as our Secretary from April 1992 until May 1996 and again from May 1997 until August 2000. Prior to joining us, Dr. Leung served as a technology consultant to several high technology companies, including Rambus, Inc., a developer of a high-speed chip-to-chip interface technology. Prior to that time, Dr. Leung served as a member of the technical staff of Rambus, and as a senior engineering manager at Integrated Device Technology, Inc., where he managed and participated in circuit design activities. Dr. Leung holds a B.S. in electrical engineering from the University of Maryland, a M.S. in electrical engineering from the University of Illinois, and a Ph.D. in electrical engineering and computer science from the University of California at Berkeley.

Carl E. Berg.   Mr. Berg has served as a member of our board of directors since September 1992. Since 1997, Mr. Berg has been the Chairman of the Board and Chief Executive Officer of Mission West Properties, Inc., a real estate investment trust. Mr. Berg has been actively engaged in the ownership, development and management of industrial real estate and in venture capital investment for over 30 years. He currently serves as a member of the board of directors of Mission West Properties, Inc., Valence Technology, Inc., a developer of advanced rechargeable battery technology, and FOCUS Enhancements, Inc., a developer of video scan conversion products. Mr. Berg holds a B.A. in business from the University of New Mexico.

Tommy Eng.   Mr. Eng was appointed to our board of directors on August 12, 2004. Mr. Eng is a founding partner of Exa Ventures since October 2004, a venture capital investment firm specializing in IT, semiconductor, communication, multimedia technology/services/content, software, and incubation of early stage technology companies. Prior to Exa Ventures, Mr. Eng was the founder of Tera Systems, a privately-held EDA company. He held various management positions, including President, CEO and Vice Chairman from 1996 to 2004. Prior to founding Tera Systems, Mr. Eng was General Manager of Mentor Graphics' Advanced IC Design Automation and Design Consultation division as the result of the acquisition of Silicon Compiler Systems. Prior to Silicon Compiler Systems, Mr. Eng had a technical roll in Bell Laboratories. Mr. Eng received a B.S. degree in electrical engineering from Polytechnic University in New York and a M.S. in electrical engineering from the University of California at Berkeley. Mr. Eng also serves on the board of directors of Focus Enhancements, Inc.

Chi-Ping Hsu.   Dr. Hsu was appointed to our board of directors on August 12, 2004. Dr. Hsu is currently a Vice President at Cadence Design Systems in charge of the company’s synthesis product lines which position he has held since April 2003. From November 2001 to April 2003, Dr. Hsu was President and Chief Operating Officer of Get2Chip, a supplier of high-performance system-on-chip (SOC) synthesis, which was acquired by Cadence. From January 1995 to November 2001, Dr. Hsu was a member of the Executive Staff at Avant! where he was responsible for directing the company’s product and business strategy. A graduate of the Taiwan National University with a B.S. in electrical engineering, Dr. Hsu holds a Ph.D. in electrical engineering and computer science from the University of California at Berkeley.

James D. Kupec.   Mr. Kupec was appointed to our board of directors on August 12, 2004. Mr. Kupec is currently Chief Operating Officer of eSilicon Corporation, a custom semiconductor chip supplier. From April 2003 to September 2004, Mr. Kupec was President of JDK Group, a semiconductor consultancy firm that he founded since April 2003. From April 2002 to April 2003, Mr. Kupec served as CEO of Ammocore, a privately-held EDA company. Mr. Kupec was President of UMC (USA) the U.S. subsidiary of the wafer foundry United Microelectronics Corporation from 1998 to 2002. Mr. Kupec served in senior management positions at Cypress Semiconductor for 14 years, last serving as Senior Vice President where he directed the activities for four major product groups. Mr. Kupec has a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Southern Methodist University.

Chenming Hu.   Dr. Hu was appointed to our board of directors on January 31, 2005. Dr. Hu is currently the TSMC Distinguished Chair Professor in Electrical Engineering and Computer Sciences at the University of California, Berkeley. From 2001 to 2004, Dr. Hu was the Chief Technology Officer of Taiwan Semiconductor Manufacturing Co. Ltd. (TSMC); the world’s largest dedicated integrated circuits (IC) manufacturing company. Dr. Hu received his B.S. degree in electrical engineering from National Taiwan University and M.S. and Ph.D. degrees in electrical engineering from the University of California, Berkeley.

Composition of the Board and Committees

Our bylaws provide that the number of directors is determined by resolution of the board of directors until changed by approval of the stockholders or a majority of the directors. The number of directors is currently set at seven. Each director is elected to serve until the next annual meeting of stockholders, and until the election and qualification of his or her successor or his or her earlier resignation or removal.

Majority of Independent Directors

Our board of directors has determined that Carl E. Berg, Tommy Eng, Chi-Ping Hsu, James D. Kupec and Chenming Hu are “independent,” as defined under the rules of the National Association of Securities Dealers, Inc., (“NASD”). Our board of directors has standing Audit, Compensation and Technology Strategy Committees, each of which is comprised solely of independent directors in accordance with the rules of the NASD.

Audit Committee

Messrs. Berg, Eng and Kupec are the current members of the Audit Committee. Mr. Berg serves as the Chairman of the committee. The board of directors has determined that Mr. Berg is the “audit committee financial expert,” as defined by applicable SEC rules, but that status does not impose on him duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors. Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our Code of Ethics and complaints with respect thereto and internal control violations under our whistleblower policy are directed to the Chairman of the Audit Committee. The Audit Committee has delegated authority to Mr. Berg for review and approval of non-audit services proposed to be provided by our principal auditors.

Compensation Committee

Messrs. Berg, Chi-Ping Hsu and Kupec are the current members of the Compensation Committee, with Mr. Kupec serving as the Chairman of the committee. Our Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers. Our Compensation Committee also has the principal responsibility for the administration of our stock option plan, including approving stock option grants to executives, and stock purchase plan.

Nominations Process

We do not have a nominating committee. Our board of directors instead has appointed Messrs. Berg, Eng, Chi-Ping Hsu, Kupec and Hu, who are the board’s independent directors, to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend to the board candidates for nomination for election or reelection for each annual meeting of stockholders and as necessary to fill vacancies and newly created directorships, and candidates for appointment to and removal from committees. The independent directors operate by resolution of the board, rather than by charter.

There are no current vacancies on our board of directors and all of our directors have expressed their willingness to continue to serve as directors of the Company. When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as director within the context of the needs and the composition of the board as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating a candidate for nomination as director, the independent directors consider the candidate’s business experience and skills, independence, judgment and ability and willingness to commit sufficient time and attention to the activities of the board. At a minimum, candidates recommended for nomination must possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company and its stockholders. To date, all new candidates have been identified by other directors, and the Company has not paid any fee to a third party to assist in the process of identifying or evaluating director candidates.

The independent directors will consider candidates for nomination as director who are recommended by the Company’s stockholders. The independent directors will not evaluate any candidate for nomination as director differently solely because the candidate was recommended by a stockholder. To recommend a prospective candidate for consideration by the independent directors, stockholders of the Company should submit the candidate’s name and qualifications to the independent directors in writing at the following address: Monolithic Systems Technology, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085, Attention: Secretary. The Secretary will then forward this information to each of the independent directors. To date, the Company has not rejected any candidate timely recommended by any stockholder or group of stockholders owning more than 5% of our common stock.

Technology Strategy Committee

Messrs. Eng, Chi-Ping Hsu and Kupec are the current members of the Technology Strategy Committee. Mr. Eng is Chairman of this Committee. Our board of directors established the Technology Strategy Committee in August 2004 to oversee the development, planning and implementation of the Company’s long-term intellectual property strategy.

Stockholder Communications with the Board

Stockholders who desire to communicate with the board, or to a specific director, may do so by delivering the communication addressed to either the board of directors or any director, c/o Monolithic System Technology, Inc.,  755 N. Mathilda Avenue, Sunnyvale, California 94085. These communications will be delivered to the board, or any individual director, as specified.

We have a policy that each director should make every reasonable effort to attend each annual meeting of stockholders. At the Company’s 2005 annual meeting of stockholders, none of our directors were in attendance.

Meetings of the Board and Committees

During the fiscal year ended December 31, 2005, including telephonic meetings, there were five meetings of the board of directors, five meetings of the Audit Committee and one meeting of the Compensation Committee. Every current director attended at least 75% of the meetings of the board during his tenure on the board with the exception of  one director, Chenming Hu,  and each committee held during the period for which he was a director during the fiscal year ended December 31, 2005. In addition, the members of the board of directors, the Compensation Committee and the Audit Committee acted at times by unanimous written consent pursuant to Delaware law.

Compensation of Directors

In 2005, members of our board of directors did not receive any cash compensation for their services as directors. Under the Amended and Restated 2000 Stock Option and Equity Incentive Plan (the “Amended 2000 Plan”), which was approved by stockholders at our 2004 Annual Meeting on November 11, 2004, the number of shares granted to each non-employee director for each year of service on our board, which are awarded automatically at the first meeting of the board following the date of each annual meeting of stockholders, was increased from 10,000 to 20,000 beginning with the 2004 Annual Meeting. In January 2005, the board of directors authorized initial option grants to Dr. Hu to purchase 80,000 shares of our common stock, as a newly appointed non-employee director. The exercise price was set at fair market value at the date of grant. Those options vest ratably on a monthly basis from February 2005 through January 2009, subject to the director’s continued service on our board of directors. On February 3, 2005, we granted options to purchase 20,000 shares to Mr. Berg, Mr. Eng, Mr. Hsu, and Mr. Kupec as annual automatic grants after the first meeting of the board following the 2004 Annual Meeting under the Amended 2000 Plan. These options vest at a rate of approximately 1,667 shares each month.

The Amended 2000 Plan provides that the board of directors, in its discretion may authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth summary information as to compensation received by (i) our Chief Executive Officer, (ii) each of the other most highly compensated persons who were serving as executive officers of the Company as of December 31, 2005 and (iii) two additional individuals who would have fallen under clause (ii) above but for the fact they were not executive officers on December 31, 2005 (collectively, the “named executive officers”) for services rendered to us in all capacities during the three fiscal years ended December 31, 2005.

Summary of Compensation Table

				Long-term
				Compensation
				Securities
	Annual Compensation			Underlying
Name	Year	Salary($)	Bonus($)	Options
Chester Silvestri(1)	2005	114,583	—	750,000	114,583
Chief Executive Officer and Director	2004	—	—	—	—
	2003	—	—	—	—
Wing-Yu Leung	2005	232,000	—	300,000	232,000
Executive Vice President and Chief	2004	232,000	—	—	232,000
Technical Officer and Director	2003	232,950	58,130	92,897	291,080
Dhaval Ajmera(2)	2005	47,500	—	300,000	47,500
Vice President of Worldwide Sales and	2004	—	—	—	—
Business Development	2003	—	—	—	—
Mark Voll(3)	2005	166,750	—	—	166,750
Vice President, Finance & Administration,	2004	178,000	—	325,000	178,000
Chief Financial Officer and Secretary	2003	178,238	2,085	26,710	180,323
Karen Lamar(4)	2005	277,500	—	—	277,500
Vice President, Sales and Marketing	2004	59,801	—	300,000	59,801
	2003	—	—	—	—

(1)      Mr. Silvestri became our Chief Executive Officer and Director in July 2005.

(2)          Mr. Dhaval became our Vice President of Worldwide Sales and Business Development in October 2005.

(3)          Mr. Voll resigned his position with us in November 2005.

(4)          Ms. Lamar resigned her position with us in August 2005. Her salary in 2005 includes $40,000 in guaranteed sales commissions and a $95,000 severance payment.

Option Grants in Last Fiscal Year

The following table provides information regarding the grant of stock options during fiscal year 2005 to the named executive officers.

Option Grants in 2005

	Number of securities underlying options	% of total options granted to employees	Exercise	Expiration	Potential realizable value at assumed annual rates of stock price appreciation for option term(4)
	granted(1)	in 2005(2)	Price(3)	Date	5%	10%
Chester Silvestri	750,000	28.32%	$5.03	7/26/2015	$2,372,505	$6,012,393
Wingyu Leung	50,000	1.89%	4.98	7/13/2015	156,595	396,842
	250,000	9.44%	6.19	11/10/2015	973,214	2,466,316
Dhaval Ajmera	300,000	11.33%	5.38	10/2/2015	1,015,036	2,572,300
Mark Voll(5)	—	—%	—	—	—	—
Karen Lamar(5)	—	—%	—	—	—	—

(1)          Options are incentive stock options to the extent qualified and nonstatutory options otherwise. All of the options have a 10-year term and generally terminate if not exercised with 90 days following the executive’s employment with the Company or the expiration date, whichever occurs earlier. Chester Silvestri and Dhaval Ajmera each received an option grant under the Amended 2000 Plan on July 27, 2005 and October 3, 2005, respectively. Wingyu Leung received option grants under the Amended 2000 Plan on July 14, 2005 and November 11, 2005. Those options vest as to 1/4th of the shares subject to each option on the first anniversary of each respective grant date and 1/36th of the shares subject to each option vest monthly thereafter.

(2)          The percentage of total options granted is based upon options to purchase an aggregate of 2,648,000 shares of common stock granted during the fiscal year ended December 31, 2005 to our employees, including the named executive officers and outside Directors.

(3)          All options were granted at an exercise price equal to the fair market value of our common stock on the grant date. Fair market value for the option grants was equal to the closing price on the Nasdaq National Market on the date that these options were received.

(4)          Potential realizable value has been calculated by assuming that the market price of our common stock appreciates 5% and 10% each year from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the SEC and are not intended to forecast future price appreciation of our common stock. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of our common stock during the option period and the timing of the exercise of the options. Unless the executive officer remains employed until he vests in the option shares and the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5)          These named executive officers are no longer employed by us.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

The following table provides information regarding the aggregate exercises of options by each of the named executive officers. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2005, and the value of “in-the-money” options, which values represent the positive spread between the exercise price of any such options and the fiscal year-end value of our common stock.

	Shares acquired	Value	Number of Securities Underlying Unexercised Options At December 31, 2005		Value of in-the Money Options At December 31, 2005(3)
	on exercise	Realized(1)	Exercisable(2)	Unexercisable	Exercisable	Unexercisable
Chester Silvestri	—	$—	—	750,000	$—	$352,500
Wingyu Leung	—	—	320,250	300,000	315,000	26,000
Dhaval Ajmera	—	—	—	300,000	—	36,000
Mark Voll(4)	—	—	282,440	—	133,657	—
Karen Lamar(4)	75,000	94,310	—	—	—	—

(1)          Value based on the fair market value of our common stock on the date of exercise less the option exercise price.

(2)          Pursuant to the option agreements for option grants made under the Company’s 1996 Stock Plan, the option holders were entitled to elect to exercise all or any part of their vested and unvested options at any time. However, there were no more unvested shares under the 1996 Stock Plan as of December 31, 2005.

(3)          Value based on the fair market value of our common stock of $5.50 on December 31, 2005, less the option exercise price.

(4)          These named executives are no longer employed by us.

Employment Contracts, Termination of Employment and Change-in-Control Agreements with Named Executive Officers

We currently have confidentiality and invention assignment agreements in place with the named executive officers. The Company and Chester J. Silvestri entered into an employment offer letter agreement, effective as of July 26, 2005. Pursuant to this agreement, Mr. Silvestri agreed to serve as Chief Executive Officer and President of the Company, is paid an annualized base salary of $275,000, is eligible to receive a bonus at the discretion of the board of directors, is eligible for an annual bonus equal to up to 50% of his base salary upon achievement of stated objectives, as determined by the board in its sole discretion, and was offered options to purchase 750,000 shares of the Company’s common stock under the Amended 2000 Plan, as disclosed in the preceding section.

The Company and Mr. Silvestri also entered into a Change-in-Control Agreement, a Mutual Agreement to Arbitrate and the Company’s standard form Employment Confidential Information and Invention Assignment Agreement, all effective on July 26, 2005. The Change-in-Control Agreement provides, among other things, that in the event of termination of Mr. Silvestri’s employment under certain circumstances within two years following an acquisition of the Company, Mr. Silvestri will be entitled to, among other things, the immediate and unconditional vesting of 50 percent of the then unvested stock options and stock awards previously granted to Mr. Silvestri and, for the one-year period following termination, the right to exercise any stock options or other awards held by him.

On September 28, 2005, the Company and Dhaval Ajmera entered into an employment offer letter agreement, under which Mr. Ajmera agreed to become Vice President of Sales and Business Development, will be paid an annualized base salary of $190,000 and be eligible to receive quarterly bonuses based upon the achievement of stated objectives, and was offered options to purchase 300,000 shares of common stock under the Amended 2000 Plan as disclosed in the preceding section.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2006, concerning the ownership of our common stock by:

•       each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•       each current member of our board of directors;

•       each named executive officer; and

•       all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes all shares over which the beneficial owner exercises voting or investment power. Options and warrants to purchase common stock that are presently exercisable or exercisable within 60 days of March 31, 2006 and are included in the total number of shares beneficially owned for the person holding those options or warrants are considered outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise stated the business address of each of our directors and executive officers listed in the table is 755 N. Mathilda Avenue, Sunnyvale, California 94085.

Name(1)	Number of Shares Beneficially Owned	Shares Issuable on Exercise of Outstanding Options Within 60 days of March 31, 2006	Percent of Outstanding Shares(2)
Ingalls & Snyder LLC(3)	5,521,684	—	17.7%
61 Broadway
New York, NY 10006
Goldman Capital Management Inc.(4)	2,470,670	—	7.9%
320 Park Ave, 10th Floor
New York, NY 10022
1981 Kara Ann Berg Trust, Clyde J. Berg, Trustee(5)	2,304,830	—	7.4%
10050 Bandley Drive,
Cupertino, CA 94014
Litespeed Management LLC(6)	2,212,901	—	7.1%
237 Park Ave, Suite 900
New York, NY 10017
Putnam Investments(7)	1,699,356	—	5.4%
One Post Office Square
Boston, MA 02109
Current Directors
Chester Silvestri	—	—
Wingyu Leung(8)	988,830	280,250	3.1%
Carl E. Berg(9)	239,996	110,000	*
Tommy Eng	90,000	90,000	*
Chi-Ping Hsu	55,000	55,000	*
James Kupec	55,000	55,000	*
Chenming Hu	24,513	24,513	*
Named Executive Officers who are not Directors
Mark Voll(10)	—	—	*
Karen Lamar(10)	—	—	*
Dhaval Ajmera	—	—	*
All current directors and executive officers as a group (8 persons)	1,453,339	614,763	4.6%

*                    Represents holdings of less than one percent.

(1)          Unless indicated otherwise, the address of each person listed in the table is c/o Monolithic System Technology, Inc., 755 N. Mathilda Avenue, Sunnyvale, California 94085.

(2)          The percentage of beneficial ownership is based on 31,182,736 shares of common stock outstanding as of March 31, 2006 and excluding all shares of common stock issuable upon the exercise of outstanding options other than the shares issuable upon the exercise of options held and exercisable within 60 days of March 31, 2006 by the named person.

(3)          According to a Schedule 13G/A filed with the SEC on February 7, 2006 by Ingalls & Snyder LLC, Ingalls & Snyder LLC has shared dispositive power over 5,370,745 shares, but has no voting authority and, therefore disclaims beneficial ownership of such shares pursuant to Rule 13d-3(d)(2) of the Exchange Act. Robert L. Gipson and Steven M. Foote each has sole voting and dispositive power of 710,000 shares and 212,500 shares, respectively, which shares are not controlled by Ingalls & Snyder LLC and as to which it disclaims beneficial ownership.

(4)          According to a Schedule 13G filed with the SEC on January 6, 2006 by Goldman Capital Management, Inc., Goldman Capital Management, Inc. has sole voting power of 2,470,670 shares.

(5)          Clyde J. Berg is Carl E. Berg’s brother, and Carl Berg’s adult daughter is the sole beneficiary of this trust. Carl E. Berg has no power over voting or investment decisions with respect to any of these shares and disclaims beneficial ownership of them.

(6)          According to a Schedule 13G/A filed with the SEC on February 14, 2006 by Litespeed Management LLC, Litespeed Management LLC has shared voting and dispositive power of 2,212,901 shares.

(7)          Putnam, LLC d/b/a Putnam Investments (“PI”), on behalf of itself and Marsh & McLennan Companies, Inc. (“MMC”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”), filed a Schedule 13G/A with the SEC on February 10, 2006. PI, which is a wholly-owned subsidiary of MMC, wholly owns two registered investment advisers: (a) PIM, which is the investment advisor to the Putnam family of mutual funds, and (b) PAC, which is the investment advisor to Putnam’s institutional clients. According to the Schedule 13G: (i) PI has shared voting power over 567,870 shares and shared dispositive power over 1,699,356 shares, (ii) PIM has shared dispositive power over 850,700 shares, and (iii) PAC has shared voting power over 567,870 shares and shared dispositive power over 848,656 shares.

(8)          Wingyu Leung has sole voting and dispositive authority over 690,680 shares which he personally owns. In addition, Wingyu Leung’s wife owns 17,900 shares. He has no economic interest in these shares and disclaims beneficial ownership of them.

(9)          Includes 124,998 shares held by Berg & Berg Enterprises, LLC, of which Mr. Berg is the sole manager. Mr. Berg disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest in them. Also includes 4,998 shares owned by Mr. Berg’s wife. Mr. Berg disclaims beneficial ownership of these shares. Mr. Berg’s business address is 10050 Bandley Drive, Cupertino, CA 95014.

(10)   These named executive officers are no longer employed by us.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005 regarding equity compensation plans approved by the Company’s security holders. The Company does not have any equity compensation plans that have not been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column(a)
Equity compensation plans approved by security holders	6,477,000	$6.09	1,877,000	(1)

(1)          Consists of 1,512,000 shares of common stock available for future issuance under the Amended and Restated 2000 Stock Option and Equity Incentive Plan (the “Amended 2000 Plan”) and 365,000 shares of common stock available for future issuance under the 2000 Employee Stock Purchase Plan, in each case as of December 31, 2005. In addition, the Amended 2000 Plan provides for an annual increase of 500,000 shares on January 1 of each year or a lesser amount determined by our board of directors. The 2000 Employee Stock Purchase Plan provides for an annual increase in the number of shares reserved under the plan on January 1 of each year, equal to 100,000 shares or a lesser amount determined by the Board of Directors.

PERFORMANCE GRAPH
COMPARISON OF STOCKHOLDER RETURN

The following graph compares cumulative total stockholder return on our common stock with that of the S&P 500 Index and the S&P Technology Sector Index. The comparison assumes that $100 was invested on June 28, 2001 (the date of the Company’s initial public offering) in our common stock, the stocks included in the S&P 500 and the stocks included in the S&P Technology Sector Index.

The comparisons shown in the graph below are based upon historical data, and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of our common stock. Information used in the graph was obtained from Standard and Poor’s website, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN AMONG
MONOLISTIC SYSTEM TECHNOLOGY, INC., THE S&P 500 INDEX AND
THE S&P TECHNOLOGY SECTOR INDEX

	Cumulative Total Return
	6/28/2001	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
MONOLITHIC SYSTEM TECHNOLOGY, INC.	100.00	206.00	120.80	85.70	62.30	55.00
S & P 500	100.00	93.63	71.75	90.68	98.84	101.80
S & P TECHNOLOGY SECTOR	100.00	89.44	55.83	81.82	83.57	83.89

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, the Company has not entered into any material transaction with any of its directors, executive officers or holders of more than 5% of the Company’s Common Stock, or with any persons in which directors, executive officers or such stockholders have direct or indirect material interests.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 received during 2005 and Forms 5 (or any written representations) received with respect to fiscal year 2005, in July 2005, Chester Silvestri, the Company’s Chief Executive Officer and Director failed to file timely a Form 4 to report his initial option grant. His Form 4 for this option grant was filed within five business days of the grant date.

REPORT ON EXECUTIVE COMPENSATION BY THE
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee comprises three independent members of the Board of Directors. During the fiscal year ended December 31, 2005, Messrs. Berg, Chi-Ping Hsu and Kupec served on the Compensation Committee for the entire year. The Board of Directors has delegated to the Committee responsibility for reviewing, recommending and approving the Company’s compensation policies and benefits programs. The Committee also has the principal responsibility for the administration of the Company’s stock plans, including approving stock option grants to executive officers.

Compensation Philosophy

Our executive compensation policy is designed to attract and retain qualified executive personnel by providing executives with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success, the executive’s personal performance and increases in stockholder value as measured by our stock price.

Compensation Program

The compensation package for our executive officers comprises the following three components:

Base Salary.   The Compensation Committee determines the base salary of each executive based on the executive’s scope of responsibility, past accomplishments and experience and personal performance, internal comparability considerations and data regarding the prevailing compensation levels for comparable positions in relevant competing executive labor markets. The Compensation Committee may give different weight to each of these factors for each executive, as it deems appropriate. In selecting comparable companies for the purpose of setting competitive compensation for executives, the Compensation Committee considers many factors not directly associated with stock price performance, such as geographic location, annual revenue and profitability, organizational structure, development stage and market capitalization.

Annual Incentive Compensation.   In prior years, each of the executive officers could earn annual bonuses set at a percentage of his or her base salary on the basis of the Company’s performance as measured against certain pre-established performance measures, principally revenues, and the attainment of individual objectives set for each officer, other than the CEO, based upon the CEO’s recommendations. The Compensation Committee did not establish performance objectives for 2005. Consequently, no executive officers received bonus payments in 2005.

Stock Options.   The Compensation Committee believes that granting stock options to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of other stockholders. The Compensation Committee determines stock option grants under the Amended 2000 Plan to all executive officers and employees of the Company, including annual bonus option grants. Generally, each stock option grant allows the executive to purchase shares of common stock at a price per share equal to the market price on the date the option is granted, but the Compensation Committee has the power to grant options at a lower price if considered appropriate under the circumstances. Each stock option grant generally becomes exercisable, or vests, in installments over time, contingent upon the executive’s continued employment with the Company.

The Compensation Committee determined that executive officers, including the CEO, would not be eligible to receive bonus option grants with respect to the Company’s performance during fiscal 2004. In addition, the Compensation Committee did not award bonus option grants to any executive officers with respect to the Company’s performance during fiscal 2005. However, in 2005, the Compensation Committee did approve new option grants totaling 300,000 shares to Wingyu Leung, Executive Vice President and CTO, in recognition of his important contributions and role in the Company’s ongoing efforts to develop new memory technologies. Further, pursuant to the authorization of the Compensation Committee, on December 14, 2005, the Company fully accelerated the vesting of all outstanding stock options granted under the Company’s Amended 2000 Plan that have an exercise price greater than or equal to $7.42 and were granted before April 19, 2004. As a result of this action, options to purchase approximately 220,000 shares of the Company’s common stock became immediately exercisable. On December 14, 2005, pursuant to authorization by the Compensation Committee, the Company commenced an offer of restricted shares of its common stock under the Amended 2000 Plan to United States employees holding outstanding options to purchase common stock granted before April 19, 2004 having an exercise price of $7.42 or more per share upon the surrender of 100% such options for cancellation. If all eligible options had been tendered, the Company would have issued approximately 284,000 shares of restricted stock, which would vest in annual installments over three years and would cancel options to purchase approximately 1,276,000 shares of common stock. The offer expired at midnight, Pacific Time, on Friday, January 13, 2006. The eligible participants elected to surrender for cancellation an aggregate of approximately 318,054 shares of Company common stock underlying eligible options and received an aggregate of approximately 76,654 shares of restricted Company common stock. The value of the Company’s common stock on the offer termination date was $5.91 per share. Upon the terms and subject to the conditions of the offer, the Company promptly issued to eligible participants restricted shares of Company common stock. No executive officers elected to accept the offer.

Compensation of Chief Executive Officer.   The compensation for Chester Silvestri, the Company’s CEO, for 2005 was determined upon his initial hiring in July 2005. Under his employment agreement with the Company, he is entitled to a base salary and bonuses to be determined by the Compensation Committee. In setting Mr. Silvestri’s compensation package for fiscal year 2005, the Compensation Committee intends to provide a base salary competitive with that paid to other chief executive officers in competing executive labor markets, and to make a significant portion of the total compensation package contingent upon the Company’s financial and operational performance. Mr. Silvestri was appointed the Company’s Chief Executive Officer in July 2005 and received a base salary of $114,583.

Compliance with Internal Revenue Code Section 162(m).   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation paid to the officer exceeds $1 million during the Company’s taxable year. The compensation paid to the Company’s executive officers for the year ended December 31, 2005 did not exceed the $1 million limit per officer. In addition, through December 31, 2005 the Company’s historic employee stock option plans and option grants to executives have been structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options with an exercise price per share equal to the fair market value per share of the common stock on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Compensation Committee does not expect to take any action at this time to modify cash compensation payable to the executive officers that would result in the application of Section 162(m).

The Compensation Committee of the Board of Directors:

James D. Kupec (Chairman) Carl E. Berg Chi-Ping Hsu

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the board of directors is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees, and administers our incentive compensation and benefit plans. During 2005, none of our executive officers, served as a director of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Berg, Hsu and Kupec were not officers or employees of ours during 2005, or at any other time.

SPECIAL NOTE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report (including reference to the independence of the Audit Committee members), the Report on Executive Compensation by the Compensation Committee and the Performance Graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes unless specifically so provided in any such filing.

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of the Company’s independent registered public accounting firm, and reviews the audit report on the consolidated financial statements following completion of the audit and the accounting practices of the Company with respect to internal accounting and financial controls. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee charter adopted by the board of directors effective August 15, 2000 and amended as of February 22, 2004, include the selection or dismissal of the Company’s independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to the Company’s independent registered public accounting firm.

The Audit Committee charter, as amended to date, is attached to this proxy statement as Appendix A and also can be found through our website www.mosysinc.com.

During the fiscal year ended December 31, 2005, Messrs. Berg, Eng, and Kupec served on the Audit Committee for the entire year.

The Audit Committee reviewed and discussed the audited financial statements of the Company for fiscal year 2005with management and BDO Seidman (“BDO”), the Company’s independent registered public accounting firm. The Audit Committee discussed withBDO matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). BDO provided the

Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed BDO’s independence with members of that firm. The Audit Committee received written confirmations from management with respect to the non-audit services provided by BDO and has considered whether the provision of such services is compatible with maintaining the auditor’s independence. The Audit Committee has determined that the rendering of such services by BDO is compatible with maintaining the auditors’ independence.

Based on the discussions with management and BDO concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that the Company’s financial statements for the fiscal year ended December 31, 2005 be included in its 2005 Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors:

Carl E. Berg (Chairman) Tommy Eng James D. Kupec

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

At the Annual Meeting, seven directors (constituting our entire board of directors) are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. There are seven nominees, all of whom are currently directors of the Company.

NOMINEES

Set forth below is information regarding the nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Chester J. Silvestri	Chief Executive Officer and Director	2005
Wingyu Leung	Executive Vice President, Chief Technical Officer and Director	1992
Carl E. Berg	Director	1992
Tommy Eng	Director	2004
Chi-Ping Hsu	Director	2004
James D. Kupec	Director	2004
Chenming Hu	Director	2005

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Our board of directors unanimously recommends that the stockholders vote FOR the election of all of the above nominees.

PROPOSAL NO. 2:
Approval to change the Company’s name
from “Monolithic System Technology, Inc.” to “MoSys, Inc.”

The Company is asking the stockholders to approve an amendment to the certificate of incorporation to the change of the Company’s name from “Monolithic System Technology, Inc.” to “MoSys, Inc.”

The Company’s name is commonly abbreviated as “MoSys,” and the Company is frequently referred to as such. Management believes that customers, employees, business partners and the financial community prefer the name “MoSys” and generally use this name when discussing the Company and its proprietary IT-SRAM embedded memory technologies. Moreover, we have a registered trademark for MoSys™ and the address of our website is www.mosysinc.com. We have determined that this name is available and would like to amend the Company’s certificate of incorporation to formally effect this name change. Adoption of this proposal requires the vote of the holders of a majority of the shares of the Company’s common stock as of the record date of the Annual Meeting.

If this proposal is adopted by the stockholders, the Company will file an amendment to the Company’s certificate of incorporation with the Secretary of State of the State of Delaware promptly after the Annual Meeting.

Our board of directors unanimously recommends that the stockholders vote FOR the proposal to change the Company’s name from “Monolithic System Technology, Inc.” to “MoSys, Inc.”

PROPOSAL NO. 3:
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2006

The Company is asking stockholders to ratify and approve the appointment of BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Ernst & Young LLP (“E&Y”) was the Company’s independent registered public accounting firm for fiscal 2004. Pursuant to the Audit Committee’s determination, on March 31, 2005, E&Y, the independent registered public accounting firm previously engaged as the principal accountant to audit the financial statements of the Company, was dismissed by the Company. The engagement of BDO was approved by the Audit Committee on March 31, 2005.

The reports of E&Y with respect to the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the two fiscal years ended December 31, 2004 and through March 31, 2005, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y would have caused them to make reference to the subject matter of the disagreements in their reports on the consolidated financial statements of the Company for such years.

During the Company’s two fiscal years ended December 31, 2004 and through March 31, 2006, the Company has had no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K, other than the following which was disclosed in the Company’s Form 10-K filed on March 16, 2005. In the its Annual Report on 10-K for the fiscal year ended December 31, 2004, the Company disclosed that it had identified a material weakness for ineffective controls over the preparation and review of account reconciliation and a material weakness for ineffective controls over the application of the Company’s revenue recognition policy for recording revenue under long term license development contracts using the percentage-of-completion method of accounting.

During the fiscal years ended December 31, 2003 and December 31, 2004 and for the period from January 1, 2005 through  March 31, 2005, the Company did not consult with BDO Seidman LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee meets with the Company’s independent registered public accounting firm several times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm as well as the fees charged for such services. The Audit Committee has delegated its authority to the Chairman of the Audit Committee to pre-approve requests for non-audit services. Among other things, the Audit Committee or the Chairman of the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors. The following table shows the fees paid or accrued (in thousands of dollars) by us for the audit and other services provided by BDO and E&Y for fiscal 2005 and 2004, respectively. During the fiscal year ended December 31, 2005 and 2004, no fees were billed by BDO or E&Y for information technology consulting.

	2005	2004
Audit Fees(1)	$517	$1,245
Audit Related Fees(2)	41	210
Tax Fees(3)	17	84
All Other Fees(4)	—	—
Total	$575	$1,539

(1)          Audit fees of BDO in 2005 and E&Y in 2004 were associated with the annual audit of our consolidated financial statements and reviews of our quarterly reports filed with the Securities and Exchange Commission. In addition, audit fees of 2005 and 2004 included those fees related to the effectiveness of the Company’s system of internal control pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)          In 2005, audit-related fees of BDO consisted primarily of accounting consultations. Audit-related fees of E&Y in 2004 included fees incurred in connection with the aborted acquisition of the Company by Synopsys, Inc.

(3)          Tax fees of BDO in 2005 and E&Y in 2004 consisted primarily of income tax compliance and related tax services.

(4)          There were no other fees paid to BDO in 2005 and E &Y in 2004.

In the event the stockholders fail to ratify and approve the Audit Committee’s appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Our board of directors unanimously recommends that the stockholders vote FOR the proposal to ratify the Audit Committee’s appointment of BDO Seidman, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

To be considered for inclusion in the Company’s proxy statement relating to the 2007 Annual Meeting of Stockholders, stockholder proposals pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act must be received a reasonable time before the date the Company begins to print and mail its proxy materials for the 2007 Annual Meeting of Stockholders, but in no event later than December 22, 2006.

For any other business to be properly submitted by a stockholder for the 2007 Annual Meeting of Stockholders, the stockholder must give timely notice in writing. To be considered timely, the stockholder’s notice must be received no later than December 22, 2006, and no earlier than November 22, 2006, unless otherwise permitted by applicable rules. All stockholder proposals should be addressed to the attention of the Secretary at the principal office of the Company and contain the information required by the Company’s bylaws.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ CHESTER J. SILVESTRI
Chester J. Silvestri
Sunnyvale, California April 21, 2006	Chief Executive Officer, President and Director

Appendix A

Monolithic System Technology, Inc.
Audit Committee Charter
(Adopted by the Board of Directors as of February 1, 2006)

PURPOSE

The purpose of the Audit Committee of the Board of Directors of Monolithic System Technology, Inc. (the “Company”) is to oversee and monitor the Company’s financial reporting process and systems of internal controls regarding finance and accounting; compliance with legal and regulatory requirements; and the independent auditors’ qualifications, independence and performance on behalf of the Board of Directors, which intends for this to be an “audit committee” as defined in section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

RESPONSIBILITIES OF AUDIT COMMITTEE

The Board of Directors recognizes that the Company’s management is responsible for preparing the Company’s financial statements and implementing internal controls and that independent auditors are responsible for auditing those financial statements. In fulfilling these responsibilities, management and the independent auditors are ultimately accountable to the Audit Committee and the Board of Directors.

Nothing in this Charter should be construed to imply that the Audit Committee is required to provide or does provide any assurance or certification as to the Company’s financial statements or as to its compliance with laws, rules or regulations. In order to fulfill its oversight responsibility, the Audit Committee must be capable of conducting free and open discussions with management, internal and independent auditors, employees and others regarding the quality of the financial statements and the system of internal controls.

The specific duties of the Audit Committee shall be as follows:

Independent Auditors

1.    Select and evaluate independent auditors, review their performance and, in the sole judgment of the Audit Committee, approve the appointment or replacement of independent auditors and, the fee arrangements in connection with such appointments.

2.    Affirm the auditor’s independence by:

(i)   requiring that the auditors annually submit to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company;

(ii)  actively engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact their objectivity and independence, including the matters required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (as it may be as may be modified or supplemented);

(iii) reviewing and discussing with the Board of Directors any relationships between the auditors and the Company, or any other relationship, that may adversely affect independence; and, reviewing and approving any significant management consulting engagements proposed to be undertaken by such auditors on behalf of the Company; and

(iv)  recommending that the Board of Directors take appropriate action in response to the auditors’ report to satisfy itself of their independence.

3.    Annually require the auditors to confirm in writing their understanding of the fact that they are ultimately accountable to the Board of Directors of the Company and its Audit Committee.

4.    Annually review the auditors’ proposed audit plan and approach, as well as staffing and timing of the audit and related matters.

5.    Pre-approve all auditing services and non-auditing services (other than non-audit services falling within the de minimus exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that the independent auditors are prohibited from providing to the Company); in accordance with the following guidelines:

(i)   pre-approval policies and procedures must be detailed as to the particular services provided;

(ii)  the Audit Committee must be informed about each service; and

(iii) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management.

6.    Obtain from management, review and approve a description of issues and responses whenever a second opinion is proposed by management to be sought from another outside accountant.

7.    Take, and require the Company’s senior management to take, timely and appropriate remedial actions in response to any report or information submitted by the independent auditors pursuant to Section 10A(b) of the Exchange Act.

Financial Statements

8.    Conduct a post-audit, pre-issuance review of the Company’s annual financial statements, the auditor’s opinion thereon, and any significant difficulties or disagreements with management encountered during the course of the audit.

9.    Discuss the annual financial statements with the appropriate officers and/or employees of the Company and with the independent auditors.

10.  Discuss with the auditors the matters required to be discussed by relevant auditing standards, including the quality, clarity and reasonableness, and not just the acceptability, of the accounting principles, significant judgments, and underlying estimates and assumptions used in the statements, as well as additional matters reported by the independent auditors pursuant to Section 10A(k) of the Exchange Act.

11.  When appropriate recommend to the Board of Directors that the annual financial statements be included in the Company’s annual report on Form 10-K.

12.  Prepare a report to the stockholders of the Company in each proxy statement, as required by the rules of the Securities and Exchange Commission (“Commission”).

13.  Review with the Company’s financial management and the independent auditors the quarterly earnings releases and the schedule of any unrecorded adjustments to the Company’s financial statements.

14.  With regard to quarterly reports to the Commission on Form 10-Q, the Chairperson of the Committee and/or any member or members of the Committee whom he or she designates, shall review with management and the independent auditors the financial statements to be included in such filing prior to filing with the Commission.

15.  Review prior to publication or filing and approve such other Company financial information, including appropriate regulatory filings and releases that include financial information, as the Committee deems desirable.

Internal Accounting and Control Functions

16.  Annually review the quality of internal accounting and financial controls, the auditor’s report or opinion thereon and any recommendations the auditor may have for improving or changing the Company’s internal controls, as well as management’s letter in response thereto and any other matters required to be discussed under Statement of Auditing Standards No. 61 (as it may be modified or supplemented).

17.  Review with management the Company’s major financial risk exposures and the steps management has taken and proposes to take to monitor and control such exposures.

18.  Review proposed future internal audit plans proposed by management.

19.  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

Compliance and Governance

20.  Review and approve all business transactions between the Company and a director, officer, affiliate or other related party, as determined by the Audit Committee.

21.  Review inquiries and reports concerning violations by officers or directors of the Company’s Code of Business Conduct and Ethics for Employees and Directors and conduct appropriate investigations in accordance with the policies and procedures set forth in such Code.

22.  Constitute the Company’s qualified legal compliance committee within the meaning of the Standards of Professional Conduct for Attorneys, 17 C.F.R. § 205, promulgated under Section 307 of the Sarbanes-Oxley Act, and as such committee:

(i)   shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation within the meaning of such Standards of Professional Conduct;

(ii)  undertake investigations of all reports of a material violation;

(iii) take appropriate remedial actions; and

(iv)  notify responsible individuals and agencies when advisable or required by law.

General

23.  Periodically review this Audit Committee Charter, and any provisions of the Company’s bylaws which refer to the Audit Committee, and propose to the Board of Directors necessary or appropriate revisions.

24.  At least annually, the Committee shall hold separate, private meetings without other members of management present, with each of the Company’s Chief Financial Officer and the Company’s independent auditors; and, each such person shall have free and direct access to the Committee and any of its members.

25.  Periodically report its activities, concerns, conclusions and recommendations to the Board of Directors.

AUTHORITY

26.  The Audit Committee and each of its members may communicate directly and/or privately with the Company’s directors, officers, employees, consultants, agents, internal auditors, independent auditors, attorneys-in-fact, counsel (including inside and outside counsel) and advisors, and any and all third parties in the performance of the Audit Committee’s functions.

27.  The Audit Committee may cause an investigation to be made into any matter within the scope of its responsibilities under this Charter as the Committee deems necessary, or as otherwise requested by the Board or Directors. The Audit Committee may require Company personnel to assist in any such investigation, and may engage independent resources to assist in such investigations as it deems necessary.

COMMITTEE MEMBERSHIP

28.  The membership of the Audit Committee shall consist of three or more directors each of whom shall:

(i)   have been appointed by the Board of Directors.

(ii)  be free of any relationship to the Company which, in the opinion of the Board of Directors, may interfere with the exercise of independence from management and the Company;

(iii) be or shall become (within a reasonable period of time after his or her appointment to the Committee) “financially literate,” as such qualification is interpreted by the Board of Directors in its discretion; and

(iv)  otherwise meet the requirements of independence and other qualifications for membership on the Committee as set forth in Section 10A(m)(3) of the Exchange Act and in the rules of The NASDAQ Stock Market, or any other market or exchange on or through which the Company’s securities may be traded (the “relevant listing authority”), as such rules may be amended from time to time. In addition, at least one member of the Audit Committee shall be a “financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002.

29.  The Board of Directors reserves all authority permitted under the rules of the Commission and the relevant listing authority in connection with any matter referred to in this Charter, including but not limited to the determination of independence of Audit Committee members.

MEETINGS

30.  The Audit Committee shall meet as often as necessary to fulfill its functions as determined by the Committee, but no less than four times annually.

MONOLITHIC SYSTEM TECHNOLOGY

ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 25, 2006
9:30 A.M. P.S.T.

Corporate Headquarters
755 N. Mathilda Avenue
Sunnyvale, CA 94085

Monolithic System Technology, Inc. 755 N. Mathilda Avenue Sunnyvale, CA 94085	proxy

This Proxy is Solicited on Behalf of the Board of Directors of Monolithic System Technology, Inc.

The undersigned, revoking any proxy previously given, hereby appoints Mr. Chester J. Silvestri proxy, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the Annual Meeting of Stockholders of Monolithic System Technology, Inc. on May 25, 2006, and any adjournment of the Annual Meeting.

You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted for such proposal. The Proxy cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE OR UTILIZE THE TELEPHONE OR INTERNET VOTING PROCEDURE AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 24, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/mosy/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on May 24, 2006.

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Monolithic System Technology, Inc. c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here

The Board of Directors Recommends a Vote “FOR” Items 1, 2 and 3.

1.	Election of directors:	01 Carl E. Berg 03 Chenming Hu 05 James D. Kupec 07 Chester J. Silvestri	02 Wingyu Leung 04 Tommy Eng 06 Chi-Ping Hsu	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the amendment of the Company’s certificate of incorporation to change the Company’s name from “Monolithic System Technology, Inc.” to “MoSys, Inc.”	☐	For	☐	Against	☐	Abstain

3.	The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPOSAL ONE AND FOR PROPOSAL TWO AND FOR PROPOSAL THREE.
IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box

Please sign exactly in the name or names in which you hold your shares of common stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give your full title. If signing for a corporate or other entity, please sign in full corporate or other entity name by a duly authorized officer or other agent.